Exhibit 99.2

Questions and Answers Regarding OraSure Technologies, Inc. EUA Application for Lab-based Oral Fluid SARS-CoV-2 Update – December 2020

1.	What additional information has FDA requested?
•	The FDA requested that OraSure perform additional analytical studies related to collection and stability in support of the use of oral fluid as a sample matrix.
•	The FDA also requested that the Company submit separate EUA requests for the ELISA and the oral specimen collector (“Collector”).

2.	Will you amend the existing application?
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FDA’s COVID-19 Emergency Use Authorization (“EUA”) process departs significantly from the “traditional” 510(k) submission process; there is no procedural way to amend a submission or “stop the clock” before authorization to allow for additional requests for data as there is with a 510(k) submission.

•	OraSure plans to collect the requested data and resubmit its application for EUA for its lab-based oral fluid antibody test once the studies have been completed.
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Per the FDA’s request, the Company will submit separate EUA requests for the ELISA and the Collector rather than a single EUA request for both components of this product, as previously submitted by the Company.

3.	Does a resubmission, rather than an amendment, mean you will lose valuable time? When do you now expect authorization and launch?
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No. The time needed for the Company to resubmit its application does not differ from the time that would have been needed for an amendment, had an amendment been possible in the EUA process. The timing of the review and authorizations of EUA submissions is at the discretion of the FDA.

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We are working as expeditiously as possible to provide the resubmission to the FDA with the additional data requested. We are confident that the need for antibody testing will continue, as it is a valuable tool for community surveillance and seroprevalence, and has demonstrated benefits to public health.

4.	Were you surprised by this FDA request?
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It is not unusual for the FDA to request additional data during the review of a regulatory submission, especially one involving a pioneering product such as the Company’s oral fluid SARS-CoV-2 antibody test, which could be the first oral fluid SARS-CoV-2antibody test to receive EUA.

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Because the FDA’s guidance to date on the requirements for COVID-19 EUA submissions focused on serological or blood tests, the agency did not outline specific requirements for an oral fluid test. Consequently, the Company could not have completely anticipated all of the data that would be required for an oral fluid antibody test EUA vs. what is typically required for 510(k) clearance.

5.	Do you expect to receive the EUA based upon the additional information that you will be submitting? Will it be enough?
•	We cannot speculate about the FDA’s response to our application. Our intent is to work closely and expeditiously with the agency to ensure it has the data it needs.
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We are confident in the value of our oral fluid antibody test. Oral fluid testing is particularly well-suited to the COVID-19 pandemic. Oral sample collection is quick, painless, non-invasive and requires less human contact than a blood draw, minimizing the need for personal protective equipment and reducing exposure to potentially infectious individuals.

6.	Will there still be a market for OraSure’s antibody test if and when you receive the EUA?
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We believe that the need for antibody testing is durable. Antibody tests are sparking renewed interest as vaccine development continues and public health officials seek to understand just how many people have been previously infected with SARS-CoV-2 and are not included in official case counts.

•	Antibody tests are well suited for community surveillance and seroprevalence studies to help identify people in a population or community that have mounted antibodies against COVID-19.
•	Antibody tests could also be used to determine durability of antibodies in those who have been vaccinated.
•	It’s important to note that to date, there are no oral fluid antibody tests for SARS-CoV-2 authorized for sale in the U.S. Ours could be the first.
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We’ve seen demand from a wide spectrum of our customers including clinical and research labs, public health and clinics, all of whom are currently offering blood-based antibody tests and see oral fluid as a preferred method as it eliminates the need for a phlebotomist and reduces employee exposure.

7.	Do you have any customer contracts waiting on this test?
•	Yes. In the meantime, several customers are purchasing our oral fluid antibody test for Research Use Only (RUO). The FDA’s request does not impede our ability to continue to sell the test for RUO.

8.

Were there any concerns from the FDA that oral fluids are not a suitable sample type for SARS-CoV-2 antibody testing? If necessary, would you consider developing a test with different sample type, similar to the approach you took with the antigen test development?

•	The FDA has not expressed concerns about oral fluid as a sample type in their communications with us.
•	We believe that oral fluid is an appropriate sample type for our antibody test. Antibody titers in oral fluid are a reflection of the antibody titer found in an individual’s blood.
•	We are committed to working as expeditiously as possible to collect the requested data and resubmit our EUA applications for the ELISA and Collector.

Important Information

This report contains certain forward-looking statements with respect to products and regulatory submissions. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: ability to successfully manage and integrate acquisitions of other companies in a manner that complements or leverages our existing business, or otherwise expands or enhances our portfolio of products and our end-to-end service offerings, and the diversion of management’s attention from our ongoing business and regular business responsibilities to effect such integration; the expected economic benefits of acquisitions (and increased returns for our stockholders), including that the anticipated synergies, revenue enhancement strategies and other benefits from the acquisitions may not be fully realized or may take longer to realize than expected and our actual integration costs may exceed our estimates; impact of increased or different risks arising from the acquisition of companies located in foreign countries; ability to market and sell products, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; the impact of the novel coronavirus (“COVID-19”) pandemic on our business and our ability to successfully develop new products, validate the expanded use of existing collector products and commercialize such products for COVID-19 testing; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could affect our performance are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this report and OraSure Technologies undertakes no duty to update these statements.